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                                                                    EXHIBIT 99.1


         AT EQUITY MARKETING, INC.:      AT THE FINANCIAL RELATIONS BOARD/BSMG
                                         WORLDWIDE:
         Larry Madden                    Tony Rossi           Lisa Mueller
         Chief Financial Officer         Investor Relations   Investor Relations
         (323) 932-4315                  (310) 996-7459       (310) 996-7455


FOR IMMEDIATE RELEASE

                EQUITY MARKETING TO ESTABLISH FOOTHOLD IN EUROPE,
          GAIN NEW CLIENTS THROUGH ACQUISITION OF U.K.-BASED LOGISTIX

                  TRANSACTION EXPECTED TO BE ACCRETIVE IN 2002

         LOS ANGELES, August 2, 2001 - Equity Marketing, Inc. (Nasdaq: EMAK) has signed a definitive agreement to acquire Logistix Limited, a marketing services company based near London, for approximately $12.1 million in cash plus additional consideration based on future performance.

         The transaction creates an international company with expertise in a variety of marketing services disciplines focused on the kids, tweens, teens and families market segment. These disciplines include promotional strategy, custom promotional product design and manufacturing, market research, interactive, entertainment marketing, consumer products, and more. The combined company will develop marketing programs for some of the most prestigious consumer brands in the world - including Kellogg's, Cadbury, Coca-Cola, Procter & Gamble, Burger King, CVS/pharmacy and Texaco - and will also operate a complementary, profitable niche consumer products business that owns licenses for the popular Scooby-Doo(TM) and Robot Wars(R) entertainment properties.

         "This acquisition is an excellent strategic opportunity that will contribute to Equity Marketing's growth, diversify the revenue mix and ultimately increase the value of the Equity Marketing franchise," said Don Kurz, Equity Marketing's Chairman and Chief Executive Officer. "We believe Logistix is the United Kingdom's best independent marketing agency, with superior management, and is an excellent vehicle to drive our international growth given their strong presence in Europe, Australia and South Africa. Logistix has distinguished itself with its ability to develop and execute groundbreaking research projects focused on the youth market which serve as the foundation for all key client marketing programs. Fundamentally, we feel it is an excellent strategic fit with Equity Marketing's core competencies."

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EQUITY MARKETING, INC.
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         Logistix, a privately held marketing services firm founded in 1989, is debt-free and has been consistently profitable, generating approximately $20 million in revenues in the fiscal year ending July 31, 2000. Approximately 78% of the company's fiscal 2000 revenues were derived from the development of youth-oriented custom promotional programs and related marketing consulting services for a variety of companies, including Kellogg's, Cadbury, Coca-Cola Enterprises, Procter & Gamble, Golden Wonder snack foods and Quick, France's second largest quick service restaurant chain. The remaining 22% of fiscal 2000 revenues were generated from a consumer products business, which holds the toy license for the popular Robot Wars(R) and Rugrats(TM) entertainment properties, among others. The company employs 45 people and is headquartered in Buckinghamshire, England, with offices in Paris and Hong Kong.

         Logistix has been recognized by independent surveys as the premier youth-focused marketing services firm in the United Kingdom. It is also a "Fast Track 100" company, an initiative sponsored by organizations such as The Sunday Times and Virgin Atlantic, that recognizes and tracks Britain's fastest growing private companies.

         Key benefits of the transaction include:

         o Establishing a foothold in Western Europe. Equity Marketing believes there is tremendous opportunity in the United Kingdom and the rest of the European marketplace. Building a European presence, however, would have required a substantial investment and several years to reach profitability. By acquiring Logistix, Equity Marketing has an immediate, profitable platform for growth with a strong base in both the United Kingdom and France. During the next three years, Equity Marketing plans to open several additional offices in Europe.

         o  Enhancing Equity Marketing's client diversification efforts.

         o Increasing cross-selling opportunities. The combined companies intend to offer additional services, such as interactive, all-family and adult-oriented promotions to their European clients. Moreover, Equity Marketing plans to capitalize on its new international presence by developing marketing programs for current global clients with operations on both sides of the Atlantic Ocean.

         o Opportunities to leverage Logistix's existing relationships with many of Europe's most prominent retailers, such as Toys R Us, Argos, Woolworths and WH Smiths, to expand the distribution of Equity Marketing's popular consumer products.

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EQUITY MARKETING, INC.
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         o  Reducing costs by consolidating the companies' Hong Kong operations and creative functions. Logistix currently operates a small Hong Kong office and subcontracts a significant amount of creative services, while Equity Marketing's creative team and 45-person Hong Kong operation are considered core strengths.

         Terms of the transaction include a purchase price of 8.5 million British pounds (approximately $12.1 million at today's exchange rate) in cash plus additional consideration based on future performance. Equity Marketing intends to finance the acquisition through its existing working capital, and expects the transaction to be accretive to earnings per share beginning in 2002.

         "Equity Marketing is an outstanding acquisition partner for our company, both strategically and culturally," said Ian Madeley, Managing Director for Logistix. "Equity Marketing and Logistix are uniquely similar - each operates businesses devoted to custom promotional programs, marketing consulting services and retail consumer products focused on reaching the kids, tweens, teens and families market segment - with no client overlap and a common commitment to growth and client service."

         Equity Marketing, Inc. will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss this acquisition, as well as its second quarter 2001 financial results and operational highlights. All interested parties may listen to the live call or access a replay of the call via the Internet at WWW.EQUITY-MARKETING.COM. To listen to the live call, visit the Investor Relations page of the Web site at least 15 minutes prior to download any necessary software.

         Equity Marketing, Inc., a leading marketing services company based in Los Angeles, designs and produces custom promotional programs that build sales and brand value for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, CVS/pharmacy and others. The company complements its core promotions business by developing and marketing distinctive consumer products, based on trademarks it owns or classic licensed properties, which are sold through specialty and mass-marketing retailers. More information about Equity Marketing is available on the company's web site at www.equity-marketing.com.

         Logistix Limited, founded in 1989, is a privately held U.K.-based marketing services agency. The Company assists consumer packaged goods companies in their efforts to market to

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kids between the ages of seven and fourteen by developing and executing premium-based promotions and by providing marketing consulting services. Logistix's clients include marketers of beverages, snacks, and confectioneries, and operators of mass-market retail chains, such as Coca-Cola Enterprises, Cadbury, Kerry Foods, Premier Brands, and Little Chef. More information about Logistix Limited is available on the Company's web site at www.logistix.co.uk.

         CERTAIN EXPECTATIONS AND PROJECTIONS REGARDING THE FUTURE PERFORMANCE OF EQUITY MARKETING, INC. DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE EXPECTATIONS AND PROJECTIONS ARE BASED ON CURRENTLY AVAILABLE COMPETITIVE, FINANCIAL AND ECONOMIC DATA ALONG WITH THE COMPANY'S OPERATING PLANS AND ARE SUBJECT TO FUTURE EVENTS AND UNCERTAINTIES. MANAGEMENT CAUTIONS THE READER THAT THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL POSITION IN 2001 AND THEREAFTER TO DIFFER SIGNIFICANTLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS: THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER; THE SIGNIFICANT QUARTER-TO-QUARTER VARIABILITY IN THE COMPANY'S REVENUES AND NET INCOME; THE COMPANY'S DEPENDENCE ON THE POPULARITY OF LICENSED ENTERTAINMENT PROPERTIES AND THE ABILITY TO LICENSE, DEVELOP AND MARKET NEW PRODUCTS; THE COMPANY'S DEPENDENCE ON FOREIGN MANUFACTURERS; THE COMPANY'S NEED FOR ADDITIONAL WORKING CAPITAL; THE NEGATIVE RESULTS OF LITIGATION, GOVERNMENTAL PROCEEDINGS OR ENVIRONMENTAL MATTERS; AND THE POTENTIAL NEGATIVE IMPACT OF PAST OR FUTURE ACQUISITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE RISKS HIGHLIGHTED HEREIN SHOULD NOT BE ASSUMED TO BE THE ONLY ITEMS THAT COULD AFFECT THE FUTURE PERFORMANCE OF THE COMPANY.

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